As filed with the Securities and Exchange Commission on May 10, 2000.             Registration No. 333-_____

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________


                     PACIFIC AEROSPACE & ELECTRONICS, INC.
            (Exact name of registrant as specified in its charter)

               Washington                                91-1744587
    (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                   Identification No.)
                              ___________________


                      430 Olds Station Road, Third Floor
                         Wenatchee, Washington  98801
                   (Address of principal executive offices)
                              ___________________


                     PACIFIC AEROSPACE & ELECTRONICS, INC.
                           1999 STOCK INCENTIVE PLAN
                           (Full title of the plan)
                              __________________


                               Donald A. Wright
                      430 Olds Stations Road, Third Floor
                         Wenatchee, Washington  98801
                          (509) 667-9600 (telephone)
                          (509) 667-9696 (facsimile)
                    (Name, address, including zip code, and
  telephone and facsimile numbers, including area code, of agent for service)

                                   Copy to:
                            L. John Stevenson, Jr.
                                Stoel Rives LLP
                         One Union Square, 36th Floor
                             600 University Street
                            Seattle, WA 98101-3197
                          (206) 624-0900 (telephone)
                          (206) 386-7500 (facsimile)
                              ___________________

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

=================================================================================================================================
 Title of securities to be     Amount to be           Proposed maximum                Proposed maximum             Amount of
       registered               Registered      offering price per share/(1)/   aggregate offering price/(1)/   Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
       Common Stock         4,000,000 shares              $1.53125                       $6,125,000                 $1617.00
================================================================================================================================

/(1)/ Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on an estimated value of $1.53125 per share. This value equals the average of the high and low prices of the Common Stock on the Nasdaq National Market System on May 5, 2000.
================================================================================

                                 INTRODUCTION

This Registration Statement on Form S-8 is filed by Pacific Aerospace & Electronics, Inc., a Washington corporation (the "Company") relating to the 4,000,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), issuable under the Company's 1999 Stock Incentive Plan (the "Plan").

                                    PART I

Item 1.  Plan Information. *

Item 2.  Registrant Information and Employee Plan Annual Information. *

* Information required by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                    PART II

Item 3.  Incorporation of Documents by Reference.

The following documents, previously filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by this reference:

     1. The Company's annual report on Form 10-K for the year ended May 31, 1999;

     2. The Company's quarterly report on Form 10-Q for the quarter ended August 31, 1999;

     3. The Company's quarterly report on Form 10-Q for the quarter ended November 30, 1999;

     4. The Company's quarterly report on Form 10-Q for the quarter ended February 29, 2000;

     5.   The Company's definitive proxy statement dated September 3, 1999;

     6.   The Company's definitive proxy statement dated February 4, 2000; and

     7. The description of the Common Stock set forth in the Company's registration statement on Form 8-B as filed with the Commission on February 6, 1997.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

For purposes of this Registration Statement, any statement contained in this Registration Statement, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Article 8 of the Company's Articles of Incorporation authorizes the Company to indemnify its directors to the fullest extent permitted by the Washington Business Corporation Act through the adoption of Bylaws, approval of agreements, or by any other manner approved by the Board of Directors.

In accordance with such authorization, Section 10 of the Company's Bylaws ("Bylaws") requires indemnification, to the fullest extent permitted by applicable law, of any person who is or has served as a director or officer of the Company, as well as any person who, while serving as a director or officer of the Company, served at the request of the Company as a director, officer, employee or agent of another entity, against expenses reasonably incurred because such person was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether formal or informal, civil, criminal, administrative or investigative.

Notwithstanding these indemnification obligations, Section 10 of the Bylaws states that no indemnification will be provided (a) to the extent that such indemnification would be prohibited by the Washington Business Corporation Act or other applicable law as then in effect, or (b) except with respect to proceedings seeking to enforce rights to indemnification, to any director or officer seeking indemnification in connection with a proceeding initiated by such person unless such proceeding was authorized by the Board of Directors.

Section 10 of the Bylaws also provides that expenses incurred in defending any proceeding in advance of its final disposition shall be advanced by the Company to the director or officer upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the Company, except where the Board of Directors adopts a resolution expressly disapproving such advancement.

Section 10 of the Bylaws also authorizes the Board to indemnify and advance expenses to employees and agents of the Company on the same terms and with the same scope and effect as the provisions thereof with respect to the indemnification and advancement of expenses to directors and officers.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit
Number   Description
-------  -----------------------------------------------------------------------------
    4.1  Articles of Incorporation of Pacific Aerospace & Electronics, Inc./(1)/
    4.2  Amendment to Articles of Incorporation containing Designation of Rights and
         Preferences of Series B Convertible Preferred Stock./(2)/
    4.3  Bylaws of Pacific Aerospace & Electronics, Inc./(1)/
    4.4  Form of specimen certificate for Common Stock./(1)/
    4.5  Pacific Aerospace & Electronics, Inc. 1999 Stock Incentive Plan./(3)/
    5.1  Opinion of Stoel Rives LLP./(4)/
   23.1  Consent of KPMG LLP./(4)/
   23.2  Consent of Moss Adams LLP./(4)/
   23.3  Consent of Stoel Rives LLP (included in Exhibit 5.1).
   24.1  Power of Attorney./(4)/

___________

/(1)/ Incorporated by reference to the Company's Current Report on Form 8-K filed on December 12, 1996.
/(2)/ Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ending May 31, 1998.
/(3)/ Incorporated by reference to the Company's definitive proxy statement for its 1999 annual meeting, filed on September 1, 1999.
/(4)/  Submitted with this Registration Statement.

Item 9.  Undertakings.

The Company hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in this Registration Statement; and

          (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that sub-paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wenatchee, State of Washington, on May 10, 2000.

                                  PACIFIC AEROSPACE & ELECTRONICS, INC.

                                  By:  /s/ Donald A. Wright
                                     -----------------------------------------
                                      Donald A. Wright, President


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below as of May 10, 2000.

                Signature                                           Title
                ---------                                           -----
           /s/ Donald A. Wright            Chief Executive Officer, President and Director
-----------------------------------------  (Principal Executive Officer)
             Donald A. Wright


             /s/ Nick A. Gerde*            Vice President Finance, Chief Financial Officer and
-----------------------------------------  Treasurer (Principal Financial and Accounting Officer)
               Nick A. Gerde


        /s/ Allen W. Dahl, M.D.*           Director
-----------------------------------------
           Allen W. Dahl, M.D.


          /s/ Werner Hafelfinger *         Director
-----------------------------------------
            Werner Hafelfinger


          /s/ Dale L. Rasmussen*           Director
-----------------------------------------
            Dale L. Rasmussen


          /s/ William A. Wheeler*          Director
-----------------------------------------
            William A. Wheeler


         /s/ Robert M. Stemmler*           Director
-----------------------------------------
             Robert M. Stemmler


*By /s/ Donald A. Wright
-----------------------------------------
      Donald A. Wright
     (Attorney-in-Fact)

                               INDEX TO EXHIBITS


Exhibit
Number   Description
-------  -----------------------------------------------------------------------------
    4.1  Articles of Incorporation of Pacific Aerospace & Electronics, Inc./(1)/
    4.2  Amendment to Articles of Incorporation containing Designation of Rights and
         Preferences of Series B Convertible Preferred Stock./(2)/
    4.3  Bylaws of Pacific Aerospace & Electronics, Inc./(1)/
    4.4  Form of specimen certificate for Common Stock./(1)/
    4.5  Pacific Aerospace & Electronics, Inc. 1999 Stock Incentive Plan./(3)/
    5.1  Opinion of Stoel Rives LLP./(4)/
   23.1  Consent of KPMG LLP./(4)/
   23.2  Consent of Moss Adams LLP./(4)/
   23.3  Consent of Stoel Rives LLP (included in Exhibit 5.1).
   24.1  Power of Attorney./(4)/

___________

/(1)/ Incorporated by reference to the Company's Current Report on Form 8-K filed on December 12, 1996.
/(2)/ Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ending May 31, 1998.
/(3)/ Incorporated by reference to the Company's definitive proxy statement for its 1999 annual meeting, filed on September 1, 1999.
/(4)/  Submitted with this Registration Statement.